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                                  EXHIBIT 10

                                   ICO, INC.

    PROXY     The undersigned hereby appoints ASHER O. PACHOLDER and SYLVIA
     FOR      A. PACHOLDER, or any one of them, proxies of the undersigned, each
   SPECIAL    with the power of substitution, to vote all shares of common stock
   MEETING    which the undersigned would be entitled to vote at the Special
              Meeting of Shareholders of ICO, Inc. to beheld in Houston, Texas on Monday, April 29, 1996, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:
                  1. Approval of the Issuance of ICO, Inc. Common Stock in connection with the Merger Agreement among ICO, Inc., W Acquisition Corp. and Wedco Technology, Inc.
                       FOR _______      AGAINST _______         ABSTAIN _______
                  2. Approval of an amendment to ICO, Inc.'s Articles of Incorporation to change ICO, Inc.'s name to "Willoughby International, Inc.", if the Merger provided for in the Merger Agreement among ICO, Inc., W Acquisition Corp. and Wedco Technology, Inc. is consummated.
                       FOR _______      AGAINST _______         ABSTAIN _______
                  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES WITH AN "X", BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

       (This proxy is continued and is to be signed on the reverse side)





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    PROXY                             Change of address
     FOR
   SPECIAL                            ______________________________
   MEETING
                                      ______________________________ (CONTINUED)

                                      ______________________________

                                      ______________________________

              Attend Meeting          Yes _____          No ______



                                      Date_____________________, 1996

                                      ______________________________
                                               Signature(s)

                                      ______________________________
                                               Signature(s)



(Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



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